CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report (and to all references to our firm) included in or made a part of this Report on Form 8-K for Employee Solutions, Inc. into previously filed registration statements File Nos. 33-88416, 33-93822, 33-95838, 33-62548,
333-776, 333-1242 and 333-8325.


                                                       ARTHUR ANDERSEN LLP


Phoenix, Arizona,
  October 14, 1996.